PLACEMENT AGENCY AGREEMENT

between

KWESST MICRO SYSTEMS INC.

and

THINKEQUITY LLC

KWESST MICRO SYSTEMS INC.

PLACEMENT AGENCY AGREEMENT

New York, New York
[▪], 2024

ThinkEquity LLC
17 State Street, 41st Floor

New York, NY 10004

Ladies and Gentlemen:

This Placement Agency Agreement (the "Agreement") sets forth the terms upon which ThinkEquity LLC ("ThinkEquity" or the "Placement Agent") shall be engaged by KWESST Micro Systems Inc., a corporation formed under the laws of British Columbia, Canada (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates KWESST Micro Systems Inc. the "Company"), to act as the exclusive Placement Agent in connection with the offering (hereinafter referred to as the "Offering") of up to [__] (the "Shares") of the Company's common shares, no par value per share (the "Common Shares") and up to [  ] pre-funded warrants, each to purchase one Common Share at an exercise price of $0.001 until such time as the Pre-Funded Warrant is exercised in full, subject to adjustment as provided in the Pre-Funded Warrant in the form attached hereto as Exhibit A (each a "Pre-Funded Warrant," and in the aggregate, the "Pre-Funded Warrants," the Common Shares underlying the Pre-Funded Warrants, the "Warrant Shares," and the Shares, Pre-Funded Warrants, and Warrant Shares, the "Public Securities") directly to various investors (each, an "Investor" and, collectively, the "Investors"). The purchase price to the Investors for each Share is $[__] (the "Share Offering Price"), the purchase price to the Investors for each Pre-Funded Warrant is $[__], and the exercise price to the Investor for each Warrant Share is $0.001, The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

1. Agreement to Act as Placement Agent; Closing; Placement Agent Compensation.

1.1 On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and the Placement Agent, the Placement Agent is appointed as the Company's exclusive placement agent subject to the terms and conditions contained herein. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform the services hereunder diligently and in good faith and in a professional and businesslike manner and to use its commercially reasonable efforts to assist the Company in finding subscribers of the Public Securities and to complete the Offering. The Placement Agent has no obligation to purchase any of the Public Securities. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the later of the Termination Date or the Closing. The Offering will be made on a "reasonable best efforts" basis. The Placement Agent may retain other brokers or dealers to act as sub-placement agents on its behalf in connection with the Offering, with any fees they may be entitled to being paid out of the fee paid to the Placement Agent pursuant to Section 1.5.

1.2 Payment of the aggregate purchase price paid by any and all Investors less the Cash Fee, the Non-Accountable Expenses and the other accountable expenses payable in accordance with Section 3.10 of this Agreement (the "Purchase Price") for, and delivery of, the Public Securities (the "Closing") shall be made at the offices of Dentons US LLP ("Placement Agent Counsel"), 1221 Avenue of the Americas, New York, NY 10020, or at such other place as shall be agreed upon by the Placement Agent and the Company, at 10:00 a.m. (New York City time) on [▪], 2024 (such time and date of payment and delivery being herein called "Closing Date"). The term "Business Day" means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.3 On the Closing Date, (i) the Purchase Price will be released to the Company either (a) by the Placement Agent on behalf of each Investor for the Public Securities to be issued and sold to such Investor at the Closing, by wire transfer of immediately available funds in accordance with the flow of funds letter regarding the Closing, or (b) by the Investor  wiring the Purchase Price to the Company by wire transfer to an account designated in writing by the Company, and (ii) the Company shall (A) cause its Transfer Agent (as defined in Section 3.9.2) through the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, to credit such aggregate number of Shares that each Investor is purchasing as set forth in the flow of funds letter regarding the Closing to either (a) the Placement Agent's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (b) directly to the account of each Investor or its respective nominee(s), at the designated account with DTC as provided on the flow of funds letter (if applicable) and (ii) the Pre-Funded Warrants shall be delivered to each Investor or to the Placement Agent on behalf of the Investor. All actions taken at the Closing shall be deemed to have occurred simultaneously on the Closing Date. Any Securities for which payment has not been received by the Company, to the extent they have been delivered to the Placement Agent or any such Investor, shall be returned to the Company.

1.4 No Securities which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or issued and sold by the Company, until the appropriate corresponding number of Securities shall have been delivered to the Investors or the Placement Agent against payment therefor. If the Company shall default in its obligations to deliver the Public Securities to the Investors or the Placement Agent on behalf of such Investors as per such instructions, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of such default by the Company.

1.5 As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agent the following:

1.5.1. A cash fee (the "Cash Fee") equal to 7.5% of the aggregate purchase price paid by the Investors in respect of the Public Securities purchased at the Closing, which fees shall be deducted from the Purchase Price payable at Closing.

1.5.2. A non-accountable expense allowance ("Non-Accountable Expenses") equal to one-half of one percent (0.5%) of the aggregate purchase price paid by the Investors in respect of the Public Securities purchased at the Closing, which fees shall be deducted from the Purchase Price payable at Closing.

1.5.3. A warrant to the Placement Agent and/or its designees ("Placement Agent's Warrant") for the purchase of [__] Common Shares, representing 5% of the Shares and Pre-Funded Warrants purchased at the Closing, for an aggregate purchase price of $100.00. The Placement Agent's Warrant agreement, in the form attached hereto as Exhibit B (the "Placement Agent's Warrant Agreement"), shall be exercisable, in whole or in part, immediately upon the date of issuance and expiring on the five-year anniversary of the date hereof at an initial exercise price per Common Share of $[__], which is equal to 125% of the Share Offering Price. The Placement Agent's Warrant Agreement and the Common Shares issuable upon exercise thereof are hereinafter referred to together as the "Placement Agent's Securities".

1.6 The Company hereby acknowledges that (i) the Offering, including the determination of the offering price of the Common Shares and any related discounts, commissions and fees, shall be an arm's-length commercial transaction between the Company and the Investors, (ii) the Placement Agent will be acting as an independent contractor and will not be the agent or fiduciary of the Company or its shareholders, creditors, employees, the Investors, the Other Investors or any other party, (iii) the Placement Agent shall not assume an advisory or fiduciary responsibility in favor of the Company (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) and the Placement Agent shall not have any obligation to the Company with respect to the Offering, except as may be set forth expressly herein, (iv) the Placement Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Placement Agent will not provide any legal, accounting, regulatory or tax advice with respect to the Offering, and the Company shall consult its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

1.7 The Company is and will be solely responsible for the contents of any and all written or oral communications provided to the Investors regarding the Offering or the Public Securities; and the Company recognizes that the Placement Agent, in acting pursuant to this Agreement, will be using information provided by the Company and its agents and the Placement Agent assumes no responsibility for, and may rely, without independent verification, on the accuracy and completeness of any such information.

1.8 The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Board of Directors of the Company (the "Board") only and the Company will not, and will not permit any third party to, disclose or otherwise refer to such advice or information, in any manner without the Placement Agent's prior written consent.

2. Representations and Warranties of the Company.  The Company represents and warrants to the Placement Agent as of the Applicable Time (as defined below), as of the Closing Date, as follows:

2.1 Filing of Registration Statement.

2.1.1. Pursuant to the Securities Act.  The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (File No. 333-282626), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement was prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") and contains and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus (as defined below) included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein by reference and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the "Rule 430A Information")), is referred to herein as the "Registration Statement." If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term "Registration Statement" shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "Preliminary Prospectus." The Preliminary Prospectus, subject to completion, dated [▪], 2024, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the "Pricing Prospectus." The final prospectus in the form first furnished to the Placement Agent for use in the Offering is hereinafter called the "Prospectus." Any reference to the "most recent Preliminary Prospectus" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

 "Applicable Time" means [_] [a/p].m., Eastern time, on the date of this Agreement.

"Canadian Public Disclosure Documents" means all information filed by or on behalf of the Company since November 28, 2017 with the Canadian Securities Regulators and available for public viewing on SEDAR.

"Canadian Securities Laws" means collectively, all applicable securities laws in Canada and the respective rules and regulations made thereunder, together with applicable multilateral or national instruments, orders, rulings, policies, rules and other regulatory instruments issued or adopted (and published) by Canadian Securities Regulators.

"Canadian Securities Regulators" means, collectively, the securities regulators or other securities regulatory authorities in Canada.

"Disclosure Package" means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus, together with the pricing and other final terms of the Offering provided to Investors as set forth on Schedule 1 hereto, all considered together.

"Effective Date" means the date the Registration Statement is declared effective by the Commission.

"Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the Securities Act Regulations ("Rule 433"), including without limitation any "free writing prospectus" (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

 "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a "bona fide electronic road show," as defined in Rule 433 (the "Bona Fide Electronic Road Show")), as evidenced by its being specified in Schedule 2-A hereto.

 "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

2.1.2. Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number 001-41566) (the "Exchange Act Registration Statement") providing for registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the Common Shares, and certain warrants to purchase Common Shares (the "Public Warrants"). The Exchange Act Registration Statement became effective prior to the date hereof.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares or Public Warrants under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.1.3. Foreign Private Issuer. The Company is a "foreign private issuer" (as defined in Rule 405 under the Securities Act).

2.2 Stock Exchange Listing.  The Common Shares are listed the TSXV under the symbol "KWE.V." The Common Shares and Public Warrants are listed on the Nasdaq Capital Market (the "Exchange")  and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares or Public Warrants from the Exchange or delisting the Common Shares from the TSXV, nor has the Company received any notification that the Exchange or the TSXV is contemplating terminating such listing, nor has the Company received any notification that the Exchange or the TSXV is contemplating terminating such listing or that the Company is out of compliance with the listing or maintenance requirements of the Exchange or the TSXV, except as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company has submitted the Listing of Additional Shares Notification Form with the Exchange with respect to the Offering of the Public Securities.

2.3 No Stop Orders, etc.  Neither the Commission nor, to the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company's knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4 Disclosures in Registration Statement.

2.4.1. Compliance with Securities Act and 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Placement Agent for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission through EDGAR, except to the extent permitted by Regulation S-T.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

(iii) The Disclosure Package, as of the Applicable Time, at the Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.4.2. Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Disclosure Package and the Prospectus, or (ii) is material to the Company's business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company's knowledge,  any other party is in default thereunder and, to the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, ordinance, judgment, order or decree of any governmental or regulatory agency, body, authority or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a "Governmental Entity"), including, without limitation, those relating to environmental laws and regulations.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has no subsidiaries and has no other interest, nominal or beneficial, direct or indirect, in any other corporation, joint venture or other business entity.

2.4.3. Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Preliminary Prospectus.

2.4.4. Regulations.  The disclosures in the Registration Statement, the Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company's business as currently contemplated are accurate, correct and complete in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus which are not so disclosed.

2.4.5. No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Disclosure Package, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below.

2.5 Changes After Dates in Registration Statement.

2.5.1. No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change in or affecting the condition (financial or otherwise), results of operations, stockholders' equity, business, assets, properties or prospects of the Company (a "Material Adverse Change"); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company; and (iv) the Company has not sustained any material loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Public Securities contemplated by this Agreement no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed.

2.5.2. Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5.3. Disclosure in Commission Filings.  Since December 6, 2022, (i) none of the Company's filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) the Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act Regulations").

2.6 Independent Accountants.  To the knowledge of the Company, KPMG LLP, Chartered Professional Accountants (the "Auditor"), whose report is filed with the Commission and included in of the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.7 Financial Statements, etc.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by IFRS); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding "non-IFRS financial measures" (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a "Subsidiary" and, collectively, the "Subsidiaries"), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the course of business or any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company's long-term or short-term debt.

2.8 Authorized Capital; Options, etc.  The Company had, at the date or dates indicated in the Registration Statement, the Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Disclosure Package and the Prospectus, on the date hereof, as of the Applicable Time and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Common Shares of the Company or any security convertible or exercisable into Common Shares of the Company, or any contracts or commitments to issue or sell Common Shares or any such options, warrants, rights or convertible securities.

2.9 Valid Issuance of Securities, etc.

2.9.1. Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all United States federal and state securities laws and all Canadian provincial securities laws; the holders thereof have no rights of rescission, rights of first refusal, rights of participation or similar rights (except as set forth in the Registration Statement) with respect thereto or put rights, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation or similar rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus. The offers and sales of the outstanding Common Shares were at all relevant times either registered under the Securities Act and the applicable state securities or "blue sky" laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

2.9.2. Securities Sold Pursuant to this Agreement.  The Public Securities and the Placement Agent's Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities and the  Placement Agent's Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and the Placement Agent's Securities has been duly and validly taken.  The Public Securities and the Placement Agent's Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Disclosure Package and the Prospectus.  All corporate action required to be taken for the authorization, issuance and sale of the Pre-Funded Warrants has been duly and validly taken; the Common Shares issuable upon exercise of the Pre-Funded Warrants and the Placement Agent's Warrant (the "Underlying Shares") have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued, such Underlying Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such Common Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

2.10 Registration Rights of Third Parties.  Except as set forth in the Registration Statement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2.11 Validity and Binding Effect of Agreements.  This Agreement, the Pre-Funded Warrants and the Placement Agent's Warrant Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.12 No Conflicts, etc.  The execution, delivery and performance by the Company of this Agreement, the Placement Agent's Warrant Agreement, the Pre-Funded Warrants and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or material conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge, or encumbrance, upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party or as to which any property of the Company is a party or any of its assets are bound, except as set forth in the Registration Statement, Disclosure Package and Prospectus; (ii) result in any violation of the provisions of the Company's Notice of Articles (as the same may be amended or restated from time to time, the "Charter") (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof.

2.13 No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter or by-laws, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment, order or decree of any Governmental Entity.

2.14 Corporate Power; Licenses; Consents.

2.14.1. Conduct of Business.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary consents, authorizations, approvals, registrations, orders, licenses, certificates, qualifications, registrations and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Disclosure Package and the Prospectus.

2.14.2. Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement, the Pre-Funded Warrants and the Placement Agent's Warrant Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals, registrations, orders licenses, certificates, qualifications, registrations and permits required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Pre-Funded Warrants and the Placement Agent's Warrant Agreement and as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Exchange and Financial Industry Regulatory Authority, Inc. ("FINRA"), and the policies of the TSXV.

2.15 D&O Questionnaires.  To the Company's knowledge, all information contained in the questionnaires (the "Questionnaires") completed by each of the Company's directors and officers immediately prior to the Offering (the "Insiders") as supplemented by all information concerning the Company's directors, officers and principal shareholders as described in the Registration Statement, the Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined in Section 2.25 below), provided to the Placement Agent, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

2.16 Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the Company, or, to the Company's knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Disclosure Package and the Prospectus or in connection with the Company's listing application for the listing of the Public Securities on the Exchange, or which adversely affects or challenges the legality, validity or enforceability of this Agreement, the Pre-Funded Warrants, the Placement Agent's Warrant or the Public Securities.

2.17 Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the Province of British Columbia as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, singularly or in the aggregate, would not have  or reasonably be expected to result in a Material Adverse Change.

2.18 Insurance.  The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, including, but not limited to, directors and officers insurance coverage at least equal to $5,000,000 and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

2.19 Transactions Affecting Disclosure to FINRA.

2.19.1. Finder's Fees.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any of its shareholders that may affect the Placement Agent's compensation, as determined by FINRA.

2.19.2. Payments Within Twelve (12) Months.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the date of this Agreement, other than the payment to the Placement Agent as provided hereunder in connection with the Offering.

2.19.3. Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.19.4. FINRA Affiliation.  There is no (i) officer or director of the Company, (ii) to the Company's knowledge, beneficial owner of 5% or more of any class of the Company's securities or (iii) to the Company's knowledge, beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).  The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Placement Agent and (ii) does not intend to use any of the proceeds from the sale of the Public Securities to repay any outstanding debt owed to any affiliate of the Placement Agent.

2.19.5. Information. All information provided by the Company in its, and to the Company's knowledge, all information provided by the Company's officers and directors in their FINRA questionnaire to Placement Agent Counsel specifically for use by Placement Agent Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.20 Foreign Corrupt Practices Act. None of the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, has, directly or indirectly, (i) given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (a) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Change; (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company; or (d) violated or is in violation of any provision of the Foreign Corrupt Practices Act (the "FCPA") or any applicable non-U.S. anti-bribery statute or regulation; (ii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iii) received notice of any investigation, proceeding or inquiry by any Governmental Entity regarding any of the matters in clauses (i) or (ii) above; and the Company has conducted its business in compliance with the FCPA in all material respects, and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to ensure, that the Company will continue to comply in all material respects with the FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

2.21 Compliance with OFAC. None of the Company and any of its Subsidiaries or, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company and any of its Subsidiaries or any other person acting on behalf of the Company and any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.22 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, Disclosure Package or Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.23 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.24 Officers' Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to Placement Agent Counsel shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

2.25 Lock-Up Agreements.  Schedule 3 hereto contains a complete and accurate list of the Company's executive officers and  directors and each owner of the Company's outstanding Common Shares (or securities convertible into or exercisable for Common Shares) who will be subject to the Lock-Up Agreement (as defined below) (collectively, the "Lock-Up Parties").  The Company has caused each of the Lock-Up Parties to deliver to the Placement Agent an executed Lock-Up Agreement, in the form attached hereto as Exhibit C (the "Lock-Up Agreement"), prior to the execution of this Agreement.

2.26 Subsidiaries.  All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.  The Company's ownership and control of each Subsidiary is as described in the Registration Statement, the Disclosure Package and the Prospectus.

2.27 Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Disclosure Package and the Prospectus that have not been described as required.

2.28 No Relationships with Customers and Suppliers. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, 5% or greater stockholders, customers or suppliers of the Company or any of the Company's affiliates on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.

2.29 No Unconsolidated Entities. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company's liquidity or the availability of or requirements for its capital resources required to be described in the Disclosure Package and the Prospectus which have not been described as required.

2.30 Board of Directors.  The Board of Directors of the Company is comprised of the persons disclosed in the Registration Statement, the Disclosure Package and the Prospectus The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the "Sarbanes-Oxley Act") applicable to the Company and the listing rules of the Exchange.  At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an "audit committee financial expert," as such term is defined under Regulation S-K and the listing rules of the Exchange.  In addition, at least a majority of the persons serving on the Board of Directors qualify as "independent," as defined under the listing rules of the Exchange.

2.31 Sarbanes-Oxley Compliance.

2.31.1. Disclosure Controls.  The Company is in material compliance with Rule 13a-15 or 15d-15 under the Exchange Act Regulations and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company's Exchange Act filings and other public disclosure documents.

2.31.2. Compliance.  The Company is, and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

2.31.3. Accounting Controls. The Company and its Subsidiaries maintain systems of "internal control over financial reporting" (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls.  The Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company's management and that have adversely affected or are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company's management, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.  Since the date of the latest audited financial statements included in the Disclosure Package, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

2.32 No Investment Company Status.  The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be, required to register as an "investment company," as defined in the Investment Company Act of 1940, as amended.

2.33 No Labor Disputes.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent. To the knowledge of the Company, no executive officer of the Company is in material violation of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, provincial, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except as would not result in a Material Adverse Change.

2.34 Intellectual Property Rights.  The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights ("Intellectual Property Rights") necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus.  To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others.  Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement of, license or similar fees for, or conflict with any asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.34, reasonably be expected to result in a Material Adverse Change; and (E) to the Company's knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee's employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company's knowledge, all material technical information developed by and belonging to the Company which has not been patented or disclosed in a patent application has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company's knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

To the Company's knowledge, all licenses for the use of the Intellectual Property described in the Registration Statement, the Disclosure Package and the Prospectus are in full force and effect in all material respects and are enforceable by the Company and, to the Company's knowledge, the other parties thereto, in accordance with their terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and the Company, has no knowledge, that any other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

2.35 Taxes.  Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Placement Agent, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries.  The term "taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.  The term "returns" means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.36 Employee Benefit Laws; ERISA Compliance.  The Company is not in violation of or has not received notice of any violation with respect to any federal, state, provincial or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal, state, provincial or foreign wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to result in a Material Adverse Change. The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.37 Compliance with Laws.  The Company: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company ("Applicable Laws"), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) has not received any warning letter, untitled letter or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws ("Authorizations"); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity conducted by the Company is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company's knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

2.38 Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.39 Environmental Laws. The Company and the Subsidiaries are in material compliance with any and all applicable federal, state, local, and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment, or hazardous or toxic substances, wastes, pollutants, or contaminants (collectively the "Environmental Laws"), have received and are in material compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants, or contaminants. To the Company's knowledge, there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries.

2.40              Real Property.  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

2.41              Contracts Affecting Capital.  There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company's or any of its Subsidiaries' liquidity or the availability of or requirements for their capital resources required to be described in the Registration Statement, the Disclosure Package and the Prospectus which have not been described as required.

2.42              Loans to Directors or Officers.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

2.43              Data Privacy and Security Laws. To the Company's knowledge, the Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations in the United States, and all applicable provincial and federal data privacy and security laws and regulations in Canada, including without limitation the Personal Information Protection and Electronic Documents Act (S.C. 2000, c. 5) ("PIPEDA"), and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and have been and currently are in compliance with, the European Union General Data Protection Regulation ("GDPR") (EU 2016/679) (collectively, the "Privacy Laws"). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling of Personal Data (the "Policies"). "Personal Data" means (i) a natural person's name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver's license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as "personally identifying information" under the Federal Trade Commission Act, as amended; (iii) "personal information", "personal health information". and "business contact information" as defined by PIPEDA; (iv) "personal data" as defined by GDPR; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person's health or sexual orientation. The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

2.44 Reverse Share Split.  The Company took all necessary corporate action to effectuate a reverse share split of its Common Shares on the basis of one (1) such share for each ten (10) issued and outstanding shares thereof (the "Reverse Share Split"), such Reverse Share Split was effective on October 23, 2024.

2.45 Emerging Growth Company.  From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the Waters Communication) through the date hereof, the Company has been and is an "emerging growth company," as defined in Section 2(a) of the Securities Act (an "Emerging Growth Company").  "Testing-the-Waters Communication" means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

2.46 Industry Data.  The statistical and market-related data included in each of the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

2.47 Margin Securities.  The Company owns no "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Common Shares to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.48 Exchange Act Reports.  The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since December 6, 2022, except where the failure to timely file could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change.

2.49 Minute Books.  The minute books of the Company and each Subsidiary have been made available to the Placement Agent and Placement Agent Counsel, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each Subsidiary (or analogous governing bodies and interest holders, as applicable), and since January 2022  through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.  There are no material transactions, agreements, dispositions or other actions of the Company and each Subsidiary that are not properly approved and/or accurately and fairly recorded in the minute books of the Company or its Subsidiary, as applicable.

2.50 Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.51 No Stabilization.  Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Placement Agent) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

2.52 Confidentiality and Non-Competition. To the Company's knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Change.

2.53 Testing-the-Waters Communications.  The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Placement Agent and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) authorized anyone other than the Placement Agent to engage in Testing-the-Waters Communications.  The Company confirms that the Placement Agent has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 2-B hereto.  "Written Testing-the-Waters Communication" means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

2.54 Electronic Road Show.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any "road show" (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

2.55 Export and Import Laws.  The Company and, to the Company's knowledge, each of its affiliates and each director, officer, agent or employee of, or other person associated with or acting on behalf of the Company, has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term "Export and Import Laws" means the Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 C.F.R. §§ 120-130), the Export Administration Regulations (15 C.F.R. 730 et seq.), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), any executive orders or regulations issued pursuant to the foregoing or by the agencies listed in Part 730 of the Export Administration Regulations , and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

2.56 Government Contracts.  With respect to each Government Contract (as defined below) to which the Company or any of its Subsidiaries is currently a party or has received final payment within three years prior to the date hereof and to each Government Bid (as defined below) and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) the Company and each of its Subsidiaries has complied and is in compliance in all material respects with all material terms and conditions of each Government Contract and Government Bid, including all incorporated clauses, provisions, certifications, representations, requirements, schedules, attachments, regulations and applicable laws, including without limitation the Truth in Negotiations Act, the Federal Acquisition Regulation ("FAR"), and the Cost Accounting Standards, as applicable; (ii) the Company and each of its Subsidiaries has complied in all material respects with all material requirements of statute, rule, regulation, order or agreements with the U.S. Government pertaining to, and as applicable, such Government Contract or Government Bid; and (iii) neither the U.S. Government or Canadian Government, nor any prime contractor, subcontractor or other person has notified the Company or any of its subsidiaries, in writing, that the Company or any of its Subsidiaries has breached or violated any statute, rule, regulation, certification, representation, clause, provision or requirement, except as would not, individually or in the aggregate, have a Material Adverse Change; and (iv) to the knowledge of the Company, no reasonable basis exists to give rise to a material claim by a Governmental Entity for fraud (as such concept is defined under the state or federal laws of the United States) in connection with any such Government Contract; for the purposes of this Agreement, "Government Bid" means any offer made by the Company or any of its affiliates (including its subsidiaries), which, if accepted, would result in a Government Contract; "Government Contract" means any contract, including any arrangement, joint venture, basic ordering agreement, pricing agreement, letter agreement or other similar arrangement of any kind, between the Company or any of its subsidiaries on the one hand, and (A) the United States Government or Canadian Government, (B) any prime contractor to the United States Government or Canadian Government in its capacity as a prime contractor, or (C) any subcontractor with respect to any contract described in clause (A) or clause (B) above, on the other hand. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

2.57 Canadian Securities Laws.

2.57.1. The Company is a reporting issuer in each of the Provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island, and Saskatchewan, is not in default of any material requirement of the Canadian Securities Laws and is not included on a list of reporting issuers as being in default or a list of defaulting reporting issuers, as applicable, maintained by the securities regulators in each of the Provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island, and Saskatchewan.

2.57.2. The Company is in compliance in all material respects with its timely and continuous disclosure obligations under the Canadian Securities Laws of each of the Provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island, and Saskatchewan and the Company is not in default of its filings under, nor has it failed to file or publish any document required to be filed or published under the Canadian Securities Laws of each of the Provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island, and Saskatchewan and, without limiting the generality of the foregoing, there has not occurred any Material Adverse Change since the respective dates as of which information is given in the Canadian Public Disclosure Documents which has not been publicly disclosed on a non-confidential basis and the Company has not filed any confidential material change reports since the date of such statements which remain confidential as at the date hereof.

2.57.3. The Canadian Public Disclosure Documents contain no untrue statement of a material fact as at the dates thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and comply with Canadian Securities Laws.

2.57.4. There are no reports or information that, in accordance with the requirements of the Canadian Securities Regulators or Canadian Securities Laws, must be made publicly available in connection with the Offering that have not been made publicly available as required. There are no documents required to be filed with the Canadian Securities Regulators in connection with the Offering that have not been filed as required, other than the filing of the Registration Statement and any post-closing filings required to be made by the Company pursuant to the Canadian Securities Laws.

3. Covenants of the Company.  The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement.  The Company shall deliver to the Placement Agent, prior to filing, any amendment or supplement to the Registration Statement, Preliminary Prospectus, Disclosure Package or Prospectus proposed to be filed after the date hereof and not file any such amendment or supplement to which the Placement Agent shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1. Compliance.  The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Placement Agent promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Disclosure Package or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities.The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2. Continued Compliance.  The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, and the Canadian Securities Laws, so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement, the Pre-Funded Warrants, and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations ("Rule 172"), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Placement Agent or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Placement Agent notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Placement Agent with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Placement Agent or counsel for the Placement Agent shall reasonably object. The Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request. The Company has given the Placement Agent notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time.  The Company shall give the Placement Agent notice of its intention to make any such filing from the Applicable Time until the Closing Date and will furnish the Placement Agent with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Placement Agent or counsel for the Placement Agent shall reasonably object.

3.2.3. Exchange Act Registration.  Until the later of (i) three (3) years after the date of this Agreement and (ii) the expiration of the Pre-Funded Warrants (or the date that all Pre-Funded Warrants have been exercised, if earlier), the Company shall use its best efforts to maintain the registration of the Common Shares under the Exchange Act. The Company shall not deregister the Common Shares under the Exchange Act without the prior written consent of the Placement Agent.

3.2.4. Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Placement Agent, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus," or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, however, that the Placement Agent shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any "road show that is a written communication" within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Placement Agent. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Placement Agent as an "issuer free writing prospectus," as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.2.5. Testing-the-Waters Communications.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Placement Agent and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

3.3 Delivery to the Placement Agent of Registration Statements.  The Company has delivered or made available or shall deliver or make available to the Placement Agent and counsel for the Placement Agent, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Placement Agent, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Placement Agent. The copies of the Registration Statement and each amendment thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4 Delivery to the Placement Agent of Prospectuses.  The Company has delivered or made available or will deliver or make available to the Placement Agent, without charge, as many copies of each Preliminary Prospectus as the Placement Agent reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the  Placement Agent, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Placement Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5 Effectiveness and Events Requiring Notice to the Placement Agent.  The Company shall use its best efforts  to cause the Registration Statement to remain effective with a current prospectus until the later of (i) at least nine (9) months after the Applicable Time and (ii) through and including the expiration date of the Pre-Funded Warrants (or the date that all of the Pre-Funded Warrants have been exercised, if earlier), and shall notify the Placement Agent immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

3.6 Review of Financial Statements.  For a period of five (5) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company's financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information.

3.7 Listing.  The Company shall use its best efforts to maintain the listing of the Common Shares (including the Public Securities) on the Exchange until the later of (i) three (3) years from the date of this Agreement and (ii) the expiration date of the Pre-Funded Warrants (or the date that all of the Pre-Funded Warrants have been exercised, if earlier).

3.8 [Reserved.]

3.9 Reports to the Placement Agent.

3.9.1. Periodic Reports, etc.  For a period of three (3) years after the date of this Agreement, the Company shall  furnish or make available to the Placement Agent copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Placement Agent: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 6-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Securities Act; (v) a copy of each report or other communication furnished to stockholders; and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Placement Agent may from time to time reasonably request; provided, however,  the Placement Agent shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Placement Agent and Placement Agent Counsel in connection with the Placement Agent's receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Placement Agent pursuant to this Section 3.9.1.

3.9.2. Transfer Agent; Transfer Sheets. Until the later of (i) three (3) years after the date of this Agreement and (ii) the expiration date of the Pre-Funded Warrants (or the date that all of the Pre-Funded Warrants have been exercised, if earlier), the Company shall retain a transfer agent, and registrar acceptable to the Placement Agent (together with any subsequent transfer agent, the "Transfer Agent") and shall furnish to the Placement Agent at the Company's sole cost and expense such transfer sheets of the Company's securities as the Placement Agent may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. TSX Trust Company is acceptable to the Placement Agent to act as Transfer Agent for the Common Shares and Continental Stock Transfer & Trust is acceptable to the Placement Agent to act as United States co-Transfer Agent for the Common Shares.

3.9.3. Trading Reports.  During such time as the Public Securities are listed on the Exchange, the Company shall provide to the Placement Agent, at the Company's expense, such reports published by Exchange relating to price trading of the Public Securities, as the Placement Agent shall reasonably request.

3.10 Payment of Expenses.  The Company hereby agrees to pay on the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering  with the Commission; (b) all Public Offering Filing System filing fees associated with the review of the Offering by FINRA and the TSXV; (c) all fees and expenses relating to the listing of such Public Securities on the Exchange, the TSXV and such other stock exchanges as the Company and the Placement Agent together determine; (d) all fees, expenses and disbursements relating to background checks of the Company's officers and directors in an amount not to exceed $2,500 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the "blue sky" securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate (including, without limitation, all filing and registration fees); (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Placement Agent may reasonably designate; (g) the costs of all mailing and printing of the placement agency documents (including, without limitation, the Placement Agency Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Placement Agent, Selected Dealers' Agreement, Placement Agent's  Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Placement Agent may reasonably deem necessary; (h) the costs and expenses of a public relations firm as described in Section 3.8 hereof; (i) the costs of preparing, printing and delivering certificates representing the Public Securities; (j) fees and expenses of the Transfer Agent for the Public Securities; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Placement Agent; (l) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Placement Agent may reasonably request, in an amount not to exceed $3,000; (n) the fees and expenses of the Company's accountants; (o) the fees and expenses of the Company's legal counsel and other agents and representatives; (p) fees and expenses of Placement Agent Counsel not to exceed $125,000; (q) the $29,500 cost associated with the Placement Agent's use of Ipreo's book-building, prospectus tracking and compliance software for the Offering; (r) up to $5,000 for data services and communications expenses; (s) up to $5,000 of the Placement Agent's actual accountable "road show" expenses; and (t) up to $30,000 of the Placement Agent's market making and trading, and clearing firm settlement expenses for the Offering. The Placement Agent may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, the expenses set forth herein to be paid by the Company to the Placement Agent. Notwithstanding the foregoing, the aggregate expenses reimbursable by the Company to the Placement Agent pursuant to this Section 3.10.1 (together with any expenses reimbursable pursuant to Section 8.3) shall not exceed $150,000 without the prior written consent of the Company.

3.11 [Reserved].

3.12 Application of Net Proceeds.  The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption "Use of Proceeds" in the Registration Statement, the Disclosure Package and the Prospectus.

3.13 Delivery of Earnings Statements to Security Holders.  The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement. For the avoidance of doubt, earnings statements filed with the Commission pursuant to EDGAR shall be deemed to have been made available to the Company's security holders for purposes of this Section 3.13.

3.14 Stabilization.  Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Placement Agent) has taken or shall take directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.15 Internal Controls.  The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16 Accountants.  As of the date of this Agreement, the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement.  The Placement Agent acknowledges that the Auditor is acceptable to the Placement Agent.

3.17 FINRA.  The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company's securities or (iii) any beneficial owner of the Company's unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.18 No Fiduciary Duties.  The Company acknowledges and agrees that the Placement Agent's  responsibility to the Company is solely contractual in nature and that none of the Placement Agent or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.19 Restriction on Continuous Offerings.  Notwithstanding the restrictions contained in Section 3.18, the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, it will not, for a period of twenty four (24) months after the date of this Agreement, directly or indirectly in any "at-the-market" or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

3.20 Company Lock-Up Agreements.  The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, it will not for a period of ninety (90) days after the date of this Agreement (the "Lock-Up Period"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than a Registration Statement on Form S-8); or (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 3.20 shall not apply to (i) the Common Shares to be sold hereunder, (ii) the issuance by the Company of Common Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Registration Statement, Disclosure Package and Prospectus, provided that such options, warrants, and securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (iii) the issuance by the Company of stock options, shares of capital stock of the Company or other awards under any equity compensation plan of the Company, provided that in each of (ii) and (iii) above, the underlying shares shall be restricted from sale during the entire Lock-Up Period.

3.21 Release of D&O Lock-up Period.  If the Placement Agent, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 2.25 hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.22 Blue Sky Qualifications.  The Company shall use its best efforts, in cooperation with the Placement Agent, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.23 Reporting Requirements.  The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

3.24 Press Release.  Prior to the Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agent is notified), without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the representative, such press release or communication is required by law.

3.25 Emerging Growth Company Status.  The Company shall promptly notify the Placement Agent if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Public Securities within the meaning of the Securities Act and (ii) fifteen (15) days following the completion of the Lock-Up Period.

3.26 Foreign Private Issuer Status.  The Company shall promptly notify the Placement Agent if the Company ceases to be a Foreign Private Issuer at any time prior to three (3) years from the date of this Agreement.

3.27 Sarbanes Oxley.  The Disclosure Package and Prospectus, the Company shall at all times comply in all material respects with all applicable provisions of the Sarbanes Oxley Act in effect from time to time.

4. Conditions of Placement Agent Obligations.  The obligations of the Placement Agent to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1 Regulatory Matters.

4.1.1. Commission Actions; Required Filings.  The Registration Statement has been declared effective by the Commission no later than 5:00 p.m. Eastern Time on the date of this Agreement, and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company's knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act regulations.

4.1.2. FINRA Clearance.  On or before the date of this Agreement, the Placement Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent as described in the Registration Statement.

4.1.3. Exchange Clearance.  On the Closing Date, the Company’s Common Shares, including the Firm Shares and Underlying Shares issuable upon exercise of the Firm Pre-Funded Warrants, shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.1.4. No Cease Trade Order.  On the Closing Date, no Cease Trade Order shall have been issued by any Canadian Securities Regulator and no proceedings for such purpose, to the knowledge of the Company, will be pending or threatened.

4.1.5. TSXV Acceptance.  On the Closing Date, the TSXV shall have conditionally accepted the Offering and the listing of the Firm Shares, and the Underlying Shares, subject only to the satisfaction of the customary listing conditions.

4.2 Company Counsel Matters.

4.2.1. Closing Date Opinion of U.S. Counsel.  On the Closing Date, the Placement Agent shall have received the favorable opinion and negative assurance letter of Dorsey & Whitney LLP, U.S. counsel to the Company, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

4.2.2. Closing Date Opinion of Canadian Counsel. On the Closing Date, the Placement Agent shall have received the favorable opinion and negative assurance letter of Fasken Martineau DuMoulin LLP, Canadian counsel to the Company, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

4.2.3. Opinion of Special Intellectual Property Counsel.  On the Closing Date, the Placement Agent shall have received the opinion of MBM Intellectual Property Law LLP, special intellectual property counsel for the Company, dated the Closing Date, addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

4.2.4. Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Placement Agent) of other counsel reasonably acceptable to the Placement Agent, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Placement Agent Counsel if requested. The opinions of each counsel listed in Sections 4.2.1, 4.2.2, and 4.2.3 and any opinion relied upon by any such counsel shall include a statement to the effect that it may be relied upon by Placement Agent Counsel in its opinion delivered to the Placement Agent.

4.3 Comfort Letters.

4.3.1. Cold Comfort Letter.  At the time this Agreement is executed you shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus, addressed to the Placement Agent and in form and substance satisfactory in all respects to you, dated as of the date of this Agreement.

4.3.2. Bring-down Comfort Letter.  At the Closing Date, the Placement Agent shall have received from the Auditor a letter, dated as of the Closing Date, to the effect that the Auditor reaffirms the statements made in their letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date.

4.4 Officers' Certificates.

4.4.1. Officers' Certificate.  The Company shall have furnished to the Placement Agent a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating on behalf of the Company and not in an individual capacity that (i) such officers have carefully examined the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Applicable Time and as of the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date, and the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation,  as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

4.4.2. Secretary's Certificate.  At the Closing Date, the Placement Agent shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date, certifying on behalf of the Company and not in an individual capacity: (i) that the Charter and is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company's Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.4.3. Chief Financial Officer's Certificate. At the Closing Date, the Placement Agent shall have received a certificate of the Chief Financial Officer of the Company on behalf of the Company and not in an individual capacity, dated the Closing Date, with respect to the accuracy of certain information contained in the Registration Statement, the Disclosure Package and the Prospectus, in a form reasonably acceptable to the Placement Agent.

4.5 No Material Changes.  Prior to and on the Closing Date: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change from the latest dates as of which such condition is set forth in the Registration Statement and no change in the capital stock or debt of the Company, the Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, properties, assets, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) no action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity which would prevent the issuance or sale of the Public Securities, materially and adversely affect the business or operations of the Company or otherwise result in a Material Adverse Change; (v) no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Public Securities, or materially and aversely affect the business or operations of the Company or otherwise result in a Material Adverse Change; and (vi) the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Public Securities, the Registration Statement, the Disclosure Package and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

4.7 Delivery of Agreements.

4.7.1. Lock-Up Agreements.  On or before the date of this Agreement, the Company shall have delivered to the Placement Agent executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

4.7.2. Pre-Funded Warrants.  On the Closing Date, the Company shall have delivered to the Placement Agent executed copies of the Pre-Funded Warrants.

4.7.3. Placement Agents Warrants.  On or before each of the Closing Date, the Company shall have delivered to the Placement Agent an executed copy of the Placement Agent's Warrant.

4.8 Additional Documents.  At the Closing Date, Placement Agent Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Placement Agent Counsel to deliver an opinion to the Placement Agent, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities and the Placement Agent's Securities and the as herein contemplated shall be satisfactory in form and substance to the Placement Agent and Placement Agent Counsel.

5. Indemnification.

5.1 Indemnification of the Placement Agent.

5.1.1. General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who controls any the within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the "Placement Agent Indemnified Parties," and each an "Placement Agent Indemnified Party"), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Placement Agent Indemnified Parties and the Company or between any of the Placement Agent Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (a "Claim"), (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Disclosure Package, any Preliminary Prospectus, the Prospectus, or in any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication (as from time to time each may be amended and supplemented); (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any "road show" or investor presentations made to investors by the Company (whether in person or electronically); or (C) any application or other document or written communication (in this Section 5, collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities and Placement Agent's Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) otherwise arising in connection with or allegedly in connection with the Offering.  The Company also agrees that it will reimburse the Placement Agent Indemnified Party for all fees and expenses (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Placement Agent Indemnified Parties and the Company or between any of the Placement Agent Indemnified Parties and any third party, or otherwise) (collectively, the "Expenses"), and further agrees wherever and whenever possible to advance payment of Expenses as they are incurred by an Placement Agent Indemnified Party in investigating, preparing, pursuing or defending any Claim.

5.1.2. Procedure.  If any action is brought against an Placement Agent Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Placement Agent Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such Placement Agent Indemnified Party) and payment of actual expenses if an Placement Agent Indemnified Party requests that the Company do so. Such Placement Agent Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, and shall be advanced by the Company. The Company shall not be liable for any settlement of any action effected without its consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Placement Agent Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Placement Agent Indemnified Party, acceptable to such Placement Agent Indemnified Party, from all liabilities, expenses and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Placement Agent Indemnified Party.

5.2 [Reserved].

5.3 Contribution.

5.3.1. Contribution Rights.  If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other, from the Offering of the Public Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Public Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total discounts and commissions received by the Placement Agent with respect to the Common Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by any method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5.3.1 in no event shall the Placement Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Placement Agent with respect to the Offering of the Public Securities exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2. Contribution Procedure.  Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

6. [Reserved].

7. Additional Covenants.

7.1 Board Composition and Board Designations.  The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act, with the Exchange Act and with the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as an "audit committee financial expert," as such term is defined under Regulation S-K and the listing rules of the Exchange.

7.2 Prohibition on Press Releases and Public Announcements.  The Company shall not issue press releases or engage in any other publicity, without the Placement Agent's prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company's business.

7.3 Right of First Refusal.  Provided that the Firm Shares are sold in accordance with the terms of this Agreement, the Placement Agent shall have an irrevocable right of first refusal (the "Right of First Refusal"), for a period of 12 months after the date the Offering is completed, to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at the Placement Agent's sole and exclusive discretion, for each and every future public and private equity offering, including all equity linked financings (each, a "Subject Transaction"), during such twelve 12 month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Placement Agent for such Subject Transactions.  For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction during such twelve 12 month period without the express written consent of the Placement Agent, to the extent not in contravention with a right of first refusal existing as of the date hereof through August 13, 2025, if not sooner terminated.

The Company shall notify the Placement Agent of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Placement Agent.  If the Placement Agent fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then the Placement Agent shall have no further claim or right with respect to the Subject Transaction. The Placement Agent may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Placement Agent shall not adversely affect the Placement Agent's Right of First Refusal with respect to any other Subject Transaction during the 12 month period agreed to above.

8. Effective Date of this Agreement and Termination Thereof.

8.1 Effective Date.  This Agreement shall become effective when both the Company and the Placement Agent have executed the same and delivered counterparts of such signatures to the other party.

8.2 Termination.  The Placement Agent shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of Public Securities; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; (viii) if the Placement Agent shall have become aware after the date hereof of such a Material Adverse Change, or such Material Adverse Change in general market conditions as in the Placement Agent's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Placement Agent for the sale of the Public Securities; or (ix) if trading of the Public Securities on the Exchange shall be suspended on or prior to the Closing Date.

8.3 Expenses.  Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Placement Agent their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Placement Agent Counsel) up to $100,000, and upon demand the Company shall pay the full amount thereof to the Placement Agent; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.  Notwithstanding the foregoing, any advance received by the Placement Agent will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

8.4 Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5 Representations, Warranties, Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agent or its Affiliates or selling agents, any person controlling the Placement Agent, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9. Miscellaneous.

9.1 Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by electronic mail transmission and confirmed and shall be deemed given when so delivered and confirmed or if mailed, two (2) days after such mailing.

If to the Placement Agent:

ThinkEquity LLC

17 State Street, 41st Floor

New York, New York 10004
Attention: Head of Investment Banking

Email: Notices@think-equity.com

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Rob Condon, Esq.

Email: Rob.Condon@dentons.com

If to the Company:

KWESST Micro Systems Inc.

155 Terence Matthews Crescent,

Unit #1, Ottawa, Ontario, K2M 2A8

Attention: Sean Homuth

Email: homuth@kwesst.com

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

161 Bay Street, Unit #4310

Toronto, ON M5J 2S1, Canada

Attention: Richard Raymer, Esq.

Email: raymer.richard@dorsey.com

9.2 Research Analyst Independence. The Company acknowledges that the Placement Agent's research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Placement Agent's research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their investment banking division. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 9.2 shall relieve the Placement Agent of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

9.3 Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.4 Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.5 Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.  Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and ThinkEquity LLC, dated May 19, 2023, as amended March 12, 2024, shall remain in full force and effect.

9.6 Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Placement Agent, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of securities from the Placement Agent.

9.7 Governing Law; Consent to Jurisdiction; Trial by Jury.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Placement Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.8 Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.9 Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.10 Currency Matters.  As used herein, "$" refers to U.S. dollars.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Placement Agent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

KWESST MICRO SYSTEMS INC.

By:_________________________________________

 Name:
 Title:

Confirmed as of the date first written
above mentioned, on behalf of itself and
as Placement Agent:

THINKEQUITY LLC

By:__________________________________________

Name:

Title:

[SIGNATURE PAGE]
KWESST MICRO SYSTEMS INC.  – PLACEMENT AGENCY AGREEMENT

SCHEDULE 1

Pricing Information

Number of Shares:

Number of Pre-Funded Warrants:

Offering Price per Share:

Offering Price per Pre-Funded Warrant:

Proceeds to Company (before expenses and non-accountable expense allowance):

Sch. 2A-1

SCHEDULE 2-A

Issuer General Use Free Writing Prospectuses

None.

Sch. 2A-1

SCHEDULE 2-B

Written Testing-the-Waters Communications

None.

Sch. 2B-1

SCHEDULE 3

List of Lock-Up Parties

Officers and Directors:

Sean Homuth

Kris Denis

Harry Webster

David Luxton

John McCoach

Paul Fortin

Paul Mangano

Rick Hillier

Jennifer Welsh

Sch. 3-1

EXHIBIT A

FORM OF PRE-FUNDED WARRANT

PRE-FUNDED COMMON SHARE PURCHASE WARRANT

KWESST MICRO SYSTEMS INC.

Warrant Shares: _______
Issue Date: __________, 2024

_____________

THIS PRE-FUNDED COMMON SHARE PURCHASE WARRANT (the "Warrant") certifies that, for value received, _____________ or its assigns (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date, as stipulated above, until this Warrant is exercised in full (the "Termination Date") but not thereafter, to subscribe for and purchase from KWESST Micro Systems Inc., a corporation formed under the laws of the province of British Columbia (the "Company"), up to ______ Common Shares (as subject to adjustment hereunder, the "Warrant Shares"). The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Commission" means the United States Securities and Exchange Commission.

"Common Shares" means the common shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Share Equivalents" means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Statement" means the Company's registration statement on Form F-1 (File No. 333-282626).

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Trading Day" means a day on which the Common Shares are traded on a Trading Market.

Ex. A-1

"Trading Market" means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the TSX Venture Exchange (or any successors to any of the foregoing).

"Transfer Agent" means (i) TSX Trust Company, with a mailing address of 301 - 100 Adelaide St. W., Toronto, ON, Canada M5H 4H1, and (ii) Continental Stock Transfer & Trust, with a mailing address of 1 State St 30th floor, New York, NY 10004 as co-transfer agent in the United States, and any successor transfer agent(s) of the Company.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a primary Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the primary Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (Eastern time) to 4:02 p.m. (Eastern time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the "Pink Open Market" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

"Warrants" means this Warrant and other Pre-Funded Common Share Purchase Warrants issued by the Company pursuant to the Registration Statement.

Section 2. Exercise.

(a)  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company of a duly executed copy, submitted, delivered or mailed (including by facsimile or PDF copy submitted by email), to the Company at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, K2M 2A8 Attention: Sean Homuth and Kris Denis, email: homuth@kwesst.com and Denis@kwesst.com (or such alternative email or physical address provided in writing by the Company to the Holder after the date hereof)  in substantially the form annexed hereto (the "Notice of Exercise"). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period  (as defined in Section 2(d)(i) herein) following the date the Holder delivers the Notice of Exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer, bank drafts or cashier's or certified check drawn on a United States or Canadian bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder, and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Ex. A-2

(b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.001 per Warrant Share, was pre-funded to the Company on or prior to the Issue Date and, consequently, no additional consideration (other than the nominal exercise price of $0.001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The remaining unpaid exercise price per Common Share under this Warrant shall be $0.001, subject to adjustment hereunder (the "Exercise Price").

(c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a number of Warrant Shares for the deemed surrender of the Warrant in whole or in part equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =  as applicable: (i) the VWAP for the five Trading Days immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 3.3.1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 3.3.1(a) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP for the five Trading Days immediately preceding the date of the applicable Notice of Exercise or (iii) the VWAP for the five Trading Days immediately preceding the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 3.3.1(a) hereof after the close of "regular trading hours" on such Trading Day;

(B) =  the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =  the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

The issue price for each such Warrant Share to be issued pursuant to the cashless exercise of a Warrant will be equal to (B), as defined above, and the total issue price for the aggregate number of Warrant Shares "issued pursuant to the cashless exercise" of a Warrant will be deemed paid and satisfied in full by the deemed surrender to the Company of the portion of such Warrant being exercised in accordance with this Section 2(c). Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Holder in lieu of delivery of the Warrant Shares. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised.  The Company agrees not to take any position contrary to this Section 2(c).

(d) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder's or its designee's balance account with the Depository Trust Company through its Deposit or Withdrawal at Custodian system (the "DWAC") if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the "Warrant Share Delivery Date"); provided, however, that if payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received after 12:00 P.M., New York City time on the Warrant Share Delivery Date, then the Warrant Share Delivery Date shall be extended by one (1) additional Trading Day. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the Holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered to said Holder or the Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the Fast Automated Securities Transfer or FAST program so long as this Warrant remains outstanding and exercisable. As used herein, "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Company's primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Issue Date, which may be delivered at any time after the time of execution of the Placement Agency Agreement, dated [▪], 2024 between the Company and ThinkEquity LLC, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Issue Date.

Ex. A-3

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Share Delivery Date (for avoidance of doubt, other than any such failure that is due solely to any action or inaction by the Holder), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares. No fractional Warrant Shares will be issued upon the exercise of this Warrant. If a Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole Warrant Share.

Ex. A-4

(vi) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax or other government charge incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vii) Closing of Books. Subject to applicable laws, including applicable securities laws, the Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder's Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's Affiliates (such Persons, "Attribution Parties"), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The "Beneficial Ownership Limitation" shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Ex. A-5

Section 3. Certain Adjustments.

(a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of the Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares and such other capital stock of the Company (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares such other capital stock of the Company (excluding treasury shares, if any) outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, subject to the prior approval of the TSX Venture Exchange (so long as the Common Shares are listed for trading on the TSX Venture Exchange), if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent), and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

(c) Pro Rata Distribution. During such time as this Warrant is outstanding and subject to the prior approval of the TSX Venture Exchange, if the Company shall declare or make any special or extraordinary dividend (other than regular dividends payable in cash) or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, this Section 3(c) shall not apply with respect to any Distribution to the extent that such Distribution results in an adjustment to the Exercise Price under the other provisions of this Warrant.

Ex. A-6

(d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares or 50% or more of the total voting power of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which all outstanding Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares or 50% or more of the voting power of the Common Shares (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, and subject to the prior approval of the TSX Venture Exchange, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which the Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3.3.9 on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for the Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of the Warrant (without regard to any limitations on the exercise of the Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of the Warrants referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Warrants with the same effect as if such Successor Entity had been named as the Company herein.

Ex. A-7

(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

(f) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any Fundamental Transaction, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register (as defined below), at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice on SEDAR and with the Commission pursuant to a Report on Form 6-K. Provided such notice occurs within the Exercise Period, the Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice, except as may otherwise be expressly set forth herein (including the applicable exercise period set forth herein).

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. If this Warrant is not held in global form through the Depository Trust Company (or any successor depository), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issuance Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

Ex. A-8

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares.

(i) The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (A) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (B) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (C) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Ex. A-9

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal Proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision hereunder), and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or Proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or Proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or Proceeding.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state, provincial and federal securities laws in the United States and Canada.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate Proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, K2M 2A8 Attention: Sean Homuth and Kris Denis, email: homuth@kwesst.com and Denis@kwesst.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Ex. A-10

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and  the Holder on the other hand.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) No Expense Reimbursement. The Holder shall in no way be required the pay, or to reimburse the Company for, any fees or expenses of the Company's Transfer Agent in connection with the issuance or holding or sale of the Common Shares, Warrant and/or Warrant Shares.  The Company shall solely be responsible for any and all such fees and expenses.

(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Signature Page Follows)

Ex. A-11

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

KWESST MICRO SYSTEMS INC.

By:
Name:
Title:

Ex. A-12

NOTICE OF EXERCISE

To:	KWESST MICRO SYSTEMS INC.

(1)        The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)        Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)        Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

Ex. A-13

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:
Email Address:
Dated: _____________________ __, ______
Holder's Signature: _______________________________________
Holder's Address: _______________________________________

Ex. A-1

EXHIBIT B

WARRANT TO PURCHASE COMMON SHARES

KWESST MICRO SYSTEMS INC.

Warrant Shares: _______

Initial Exercise Date: ______, 2024

THIS WARRANT TO PURCHASE COMMON SHARES (the "Warrant") certifies that, for value received, _____________ or its assigns (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after ____, 2024 (the "Initial Exercise Date") and, in accordance with FINRA Rule 5110(g)(8)(A), prior to at 5:00 p.m. (New York time) on day that is five (5) years following the Effective Date (the "Termination Date") but not thereafter, to subscribe for and purchase from KWESST MICRO SYSTEMS INC., a corporation formed under the laws of British Columbia, Canada (the "Company"), up to ______ Common Shares, no par value per share, of the Company (the "Warrant Shares"), as subject to adjustment hereunder. The purchase price of one Common Shares under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Canada any day on which banking institutions in the State of New York or Canada are authorized or required by law or other governmental action to close.

"Commission" means the United States Securities and Exchange Commission.

"Common Shares" means the common shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Share Equivalents" means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

"Effective Date" means the effective date of the registration statement on Form F-1 (File No. 333-282626), including any related prospectus or prospectuses, for the registration of the Company's Common Shares, that the Company has filed with the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Ex. B-1

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Trading Day" means a day on which the Nasdaq Capital Market (or any successor thereof), or other Trading Market where the Common Shares are traded, is open for trading.

"Trading Market" means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of a Common Share for such date (or the nearest preceding date) on the OTCQB or OTCQX as applicable, (c) if Common Shares are not then listed or quoted for trading on the OTCQB or OTCQX and if prices for Common Shares are then reported in the "Pink Sheets" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of the Common Shares as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

a)                  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise Form annexed hereto. Within one (1) Trading Day following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier's check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Ex. B-2

b)                  Exercise Price. The exercise price per Common Share under this Warrant shall be $_______1 , subject to adjustment hereunder (the "Exercise Price").

c)                  Cashless Exercise. In lieu of exercising this Warrant by delivering the aggregate Exercise Price by wire transfer or cashier's check, at the election of the Holder this Warrant may also be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP for the five Trading Days immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP for the five Trading Days immediately preceding the date of the applicable Notice of Exercise or (iii) the VWAP for the five Trading Days immediately preceding the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of "regular trading hours" on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a "cashless exercise," the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares.  The Company agrees not to take any position contrary to this Section 2(c).

______________________________________

1125% of the public offering price per common share in the offering.

Ex. B-3

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d) Mechanics of Exercise.

i.            Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by its transfer agent to the Holder by crediting the account of the Holder's or its designee's balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system ("DWAC") if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 and, in either case, the Warrant Shares have been sold by the Holder prior to the Warrant Share Delivery Date (as defined below), and otherwise by physical delivery of a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (such date, the "Warrant Share Delivery Date"). If the Warrant Shares can be delivered via DWAC, the transfer agent shall have received from the Company, at the expense of the Company, any legal opinions or other documentation required by it to deliver such Warrant Shares without legend (subject to receipt by the Company of reasonable back up documentation from the Holder, including with respect to affiliate status) and, if applicable and requested by the Company prior to the Warrant Share Delivery Date, the transfer agent shall have received from the Holder a confirmation of sale of the Warrant Shares (provided the requirement of the Holder to provide a confirmation as to the sale of Warrant Shares shall not be applicable to the issuance of unlegended Warrant Shares upon a cashless exercise of this Warrant if the Warrant Shares are then eligible for resale pursuant to Rule 144(b)(1)). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the first Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the first Trading Day following such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

ii.          Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

Ex. B-4

iii.            Rescission Rights. If the Company fails to cause its transfer agent to deliver to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to return any Warrant Shares or Common Shares subject to any such rescinded exercise notice concurrently with the return to Holder of the aggregate Exercise Price paid to the Company for such Warrant Shares and the restoration of Holder's right to acquire such Warrant Shares pursuant to this Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

iv.            Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date (for avoidance of doubt, other than any such failure that is due solely to any action or inaction by the Holder), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

Ex. B-5

vi.            Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.            Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

viii.            Signature. This Section 2 and the exercise form attached hereto set forth the totality of the procedures required of the Holder in order to exercise this Warrant.  Without limiting the preceding sentences, no ink-original exercise form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any exercise form be required in order to exercise this Warrant.  No additional legal opinion, other information or instructions shall be required of the Holder to exercise this Warrant.  The Company shall honor exercises of this Warrant and shall deliver Warrant Shares underlying this Warrant in accordance with the terms, conditions and time periods set forth herein.

e)                  Holder's Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company's transfer agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding Common Shares was reported. The "Beneficial Ownership Limitation" shall be 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Ex. B-6

Section 3. Certain Adjustments.

a)                  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock or share split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.  For the purposes of clarification, the Exercise Price of this Warrant will not be adjusted in the event that the Company or any Subsidiary thereof, as applicable, sells or grants any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or Common Share Equivalents, at an effective price per share less than the Exercise Price then in effect.

Ex. B-7

b)                  [RESERVED]

c)                  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, subject to the prior approval of the TSX Venture Exchange (so long as the Common Shares are listed for trading on the TSX Venture Exchange), if at any time the Company grants, issues or sells any Common Share  Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)                Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend (other than cash dividends) or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

Ex. B-8

e)                  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable by holders of Common Shares as a result of such Fundamental Transaction for each Common Share for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

Ex. B-9

f)                  Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

g)                  Notice to Holder.

i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed a notice to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to provide such notice or any defect therein shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission to a Current Report on Form 8-K or a Report of Foreign Private Issuer on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Ex. B-10

Section 4. Transfer of Warrant.

a)                  Transferability. Pursuant to FINRA Rule 5110(e)(1), neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which this Warrant is being issued, except the transfer of any security:

i. by operation of law or by reason of reorganization of the Company;

ii.  the Company meets the registration requirements of SEC Registration Forms S-3, F-3, or F-10;

iii. to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period;

iv. if the aggregate amount of securities of the Company held by the Holder or related person do not exceed 1% of the securities being offered;

v. that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

vi. the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period.

Subject to the foregoing restriction, any applicable securities laws and the conditions set forth in Section 4(d), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

Ex. B-11

Notwithstanding the foregoing or anything to the contrary in this Warrant, so long as the Common Shares are listed on the TSX Venture Exchange (the "TSXV"), this Warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities, to any person other than an affiliate or employee (or an affiliate of such employee) of ThinkEquity LLC within the meaning of the policies of the TSXV.

b)                  New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Registration Rights.

5.1. Demand Registration.

5.1.1          Grant of Right. The Company, upon written demand (a "Demand Notice") of the Holder(s) of at least 51% of the Warrants and/or the underlying Warrant Shares, agrees to register, on one occasion, all or any portion of the Warrant Shares underlying the Warrants (collectively, the "Registrable Securities"). On such occasion, the Company will file a registration statement with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 5.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time beginning on the Initial Exercise Date and expiring on the fifth anniversary of the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten (10) days after the date of the receipt of any such Demand Notice.

Ex. B-12

5.1.2          Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 5.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 5.1.1 to remain effective for a period of at least twelve (12) consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the Warrant Shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 5.1.2, the Holder shall be entitled to a demand registration under this Section 5.1.2 on only one (1) occasion and such demand registration right shall terminate on the fifth anniversary of the date of the Placement Agency Agreement (as defined below) in accordance with FINRA Rule 5110(g)(8)(C).

5.2 "Piggy-Back" Registration.

5.2.1          Grant of Right. In addition to the demand right of registration described in Section 5.1 hereof, the Holder shall have the right, for a period of no more than two (2) years from the Initial Exercise Date in accordance with FINRA Rule 5110(g)(8)(D), to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Warrant Shares which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

Ex. B-13

5.2.2          Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 5.2.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days' written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company during the two (2) year period following the Initial Exercise Date until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice within ten (10) days of the receipt of the Company's notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 5.2.2; provided, however, that such registration rights shall terminate on the second anniversary of the Initial Exercise Date.

5.3 General Terms

5.3.1          Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20 (a) of the Exchange Act against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Placement Agent contained in Section 5.1 of the Placement Agency Agreement, dated [▪], 2024, by and between the Company and ThinkEquity LLC, as the Placement Agent set forth therein (the "Placement Agency Agreement"). The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement.

5.3.2          Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.3.3          Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of: (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent registered public accounting firm which has issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

Ex. B-14

5.3.4          Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 5, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Warrant Shares and their intended methods of distribution.

5.3.5          Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

5.3.6          Damages. Should the registration or the effectiveness thereof required by Sections 5.1 and 5.2 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

Section 6. Miscellaneous.

a)                  No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

Ex. B-15

b)                  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c)                  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)                Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its notice of articles, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Ex. B-16

e)                  Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Placement Agency Agreement.

f)                  Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, or otherwise able to be resold or transferred without restriction pursuant to an exemption from registration under the Securities Act, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)                  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Warrant or the Placement Agency Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                  Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Placement Agency Agreement.

i)                    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)                    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)                Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

Ex. B-17

n)                  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

Ex. B-8

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

KWESST MICRO SYSTEMS INC.

By:
Name:
Title:

Ex. B-9

NOTICE OF EXERCISE

TO: KWESST MICRO SYSTEMS INC.

_________________________

(1)  The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)  Please register and issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor. If the Warrant is being exercised via cash exercise, the undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

Date: ________________________________________________________________________________

Ex. B-20

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder's Signature: _____________________________

Holder's Address: _____________________________

_____________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Ex. B-21

EXHIBIT C

Lock-Up Agreement

[▪], 2024

ThinkEquity LLC

17 State Street, 41st Floor

New York, NY 10004

As Placement Agent pursuant to the Placement Agent referenced below

Ladies and Gentlemen:

The undersigned understands that ThinkEquity LLC (the "Placement Agent"), proposes to enter into an Placement Agency Agreement (the "Placement Agency Agreement") with KWESST MICRO SYSTEMS INC., a company incorporated under the laws of British Columbia, Canada  (the "Company"), providing for the public offering (the "Public Offering") of common shares, no par value, of the Company (the "Common Shares") and pre-funded warrants to purchase common shares (together, the "Securities").

To induce the Placement Agent to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the Placement Agency Agreement relating to the Public Offering (the "Lock-Up Period"), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the "Lock-Up Securities"); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agent in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned or a family member (for purposes of this lock-up agreement, "family member" means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, shareholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned;

Ex. C-1

(e) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Placement Agent a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made; (f) the receipt by the undersigned from the Company of Common Shares upon the vesting of restricted share awards or share units, or upon the exercise of options to purchase the Company's Common Shares issued under an equity incentive plan of the Company or an employment arrangement described in the Pricing Prospectus (as defined in the Placement Agency Agreement) (the "Plan Shares"), or the transfer of Common Shares or any securities convertible into Common Shares to the Company upon a vesting event of the Company's securities or upon the exercise of options to purchase the Company's securities, in each case on a "cashless" or "net exercise" basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, but only to the extent such right expires during the Lock-up Period, provided that no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made within 90 days after the date of the Placement Agency  Agreement, and after such 90th day, if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this lock-up agreement; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period; (h) the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for, or convertible into, Common Shares, provided that such Common Shares shall remain subject to the terms of this lock-up agreement; (i) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 or Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and (j) the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Shares involving a change of control (as defined below) of the Company after the closing of the Public Offering and approved by the Company's board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of clause (j) above, "change of control" shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any "person" (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting shares of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's Lock-Up Securities except in compliance with this lock-up agreement.

Ex. C-2

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or "friends and family" securities that the undersigned may purchase in the Public Offering (it being understood and agreed that this clause (i) is not intended to apply to securities purchased in the Public Offering by individuals or entities other than the undersigned); (ii) the Placement Agent agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Placement Agent will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Placement Agency Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Placement Agent hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Placement Agent are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned's heirs, legal Placement Agents, successors and assigns.

The undersigned understands that, if the Placement Agency Agreement is not executed by November 12, 2024, or if the Company and the Placement Agent agree to terminate the Public Offering, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Placement Agency Agreement, the terms of which are subject to negotiation between the Company and the Placement Agent.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Ex. C-3

EXHIBIT D

Form of Press Release

[Date]

[•] (the "Company") announced today that ThinkEquity LLC, acting as placement agent in the Company's recent public offering of  _______ of the Company's common shares, is [waiving] [releasing] a lock-up restriction with respect to _________  common shares held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on  _________, 202[ ], and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

Ex. D-1